Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Vice President, Investor Relations, or

Carlynn Finn, Senior Manager, Investor Relations

(617) 796-8222

www.cwhreit.com

CommonWealth REIT Announces 2013 First Quarter Results

Newton, MA (May 8, 2013): CommonWealth REIT (NYSE: CWH) today announced financial results for the quarter ended March 31, 2013.

Results for the Quarter Ended March 31, 2013:

Normalized funds from operations, or Normalized FFO, available for CommonWealth REIT common shareholders for the quarter ended March 31, 2013 was $73.8 million, or $0.78 per share basic and diluted, compared to Normalized FFO available for CommonWealth REIT common shareholders for the quarter ended March 31, 2012 of $76.0 million, or $0.91 per share basic and $0.90 per share diluted.

Net income available for CommonWealth REIT common shareholders was $14.5 million for the quarter ended March 31, 2013, compared to $9.9 million for the same quarter last year.  Net income available for CommonWealth REIT common shareholders per share, basic and diluted (EPS), for the quarters ended March 31, 2013 and 2012 was $0.15 and $0.12, respectively.  Net income for the quarter ended March 31, 2013 includes gains of $66.3 million, or $0.70 per share, from the sale of an equity investment and $2.9 million, or $0.03 per share, from the sale of properties, partially offset by losses of $60.0 million, or $0.64 per share, from the early extinguishment of debt and $3.9 million, or $0.04 per share, from asset impairment.

The weighted average number of basic and diluted common shares outstanding was 94,154,068 and 101,452,233, respectively, for the quarter ended March 31, 2013, and 83,721,736 and 91,019,901, respectively, for the quarter ended March 31, 2012.

A reconciliation of net income attributable to CommonWealth REIT, determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, available for CommonWealth REIT common shareholders and Normalized FFO available for CommonWealth REIT common shareholders for the quarters ended March 31, 2013 and 2012 appears later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Occupancy and Leasing Results:

As of March 31, 2013, 90.0% of CWH’s total square feet from continuing operations was leased, compared to 90.0% as of December 31, 2012 and 90.1% as of March 31, 2012.

CWH entered into lease renewals for 1,175,000 square feet and new leases for 511,000 square feet during the quarter ended March 31, 2013, which had weighted average cash rental rates that were 1.2% below prior rents for the same leasable space.  The weighted average lease term based on square feet for leases entered into during the first quarter of 2013 was 5.9 years.  Commitments for tenant improvements, leasing commission costs and concessions for leases entered into during the quarter ended March 31, 2013 totaled approximately $20.0 million, or $2.01 per square foot per year of the lease term.

Recent Acquisitions and Sales Activities:

Since the announcement of 2012 fourth quarter results on February 25, 2013, CWH has not acquired or entered into any agreements to purchase properties (excluding transactions by Select Income REIT, or SIR, CWH’s majority owned consolidated subsidiary).

As previously disclosed, during the quarter ended March 31, 2013, CWH sold 18 properties with a combined 1,060,026 square feet for a total of $10.3 million, excluding closing costs.  In addition, CWH received eminent domain taking proceeds of $1.8 million (before closing costs) for a land parcel adjacent to one of its central business district office buildings located in Boston, MA.  As of March 31, 2013, 76 properties with a combined 5,613,825 square feet located throughout the United States were listed for sale with third party brokers and classified as held for sale.  In April 2013, CWH sold one of these properties with 618,000 square feet for a total of $830,000, excluding closing costs.  As of today, CWH has five of the remaining 75 properties with a combined 1,222,642 square feet under agreement to sell for a total of $39.5 million, excluding closing costs.  CWH expects to sell these five properties and the remaining 70 properties listed for sale during 2013; however, no assurance can be given that any of the properties will be sold in that time period or at all.

In March 2013, CWH sold all 9,950,000 common shares that it owned of Government Properties Income Trust in a public offering for $25.20 per common share, raising gross proceeds of $250.7 million (approximately $239.6 million after deducting underwriters’ discounts and commissions and estimated expenses).  CWH used the net proceeds from this offering to repay amounts outstanding under its revolving credit facility, which amounts were borrowed to fund, in part, the purchase of the senior notes that were tendered in the tender offer described below.

Recent Financing Activities:

In March 2013, CWH issued 34,500,000 common shares in a public offering for $19.00 per common share, raising gross proceeds of $655.5 million (approximately $627.1 million after deducting underwriters’ discounts and commissions and estimated expenses).  CWH used the net proceeds from this offering to repay indebtedness, including amounts borrowed under its revolving credit facility to fund, in part, the purchase of its senior notes that were tendered in the tender offer described below.

Also in March 2013, CWH purchased for cash a total of $670.3 million of the outstanding principal amount of the following senior notes pursuant to a tender offer:  $145.6 million of 5.75% senior notes due February 15, 2014, $152.6 million of 6.40% senior notes due February 15, 2015, $111.2 million of 5.75% senior notes due November 1, 2015 and $260.9 million of 6.25% senior notes due August 15, 2016.

Presentation:

Unless otherwise noted, the amounts reported above are on a consolidated basis and, as such, include the results of CWH’s consolidated subsidiary, SIR, including the effect of SIR’s minority interests.  For further information about SIR and its subsidiaries, please see SIR’s periodic reports and other filings with the Securities and Exchange Commission, or the SEC, which are available at the SEC’s website at www.sec.gov.  References in this press release to SIR’s filings with the SEC are included to identify the source of SIR information only, and the information in SIR’s filings with the SEC is not incorporated by reference into this press release.

Conference Call:

Later today, at 1:00 p.m. Eastern Time, Adam Portnoy, President and Managing Trustee, and John Popeo, Chief Financial Officer, will host a conference call to discuss the financial results for the quarter ended March 31, 2013.

The conference call telephone number is (800) 230-1951.  Participants calling from outside the United States and Canada should dial (612) 332-0342.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, May 15, 2013.  To hear the replay, dial (320) 365-3844.  The replay pass code is 290598.

A live audio webcast of the conference call will also be available in a listen only mode on CWH’s website, which is located at www.cwhreit.com.  Participants wanting to access the webcast should visit CWH’s website about five minutes before the call.  The archived webcast will be available for replay on CWH’s website for about one week after the call.

The transcription, recording and retransmission in any way of CWH’s first quarter conference call is strictly prohibited without the prior written consent of CWH.

Supplemental Data:

A copy of CWH’s First Quarter 2013 Supplemental Operating and Financial Data is available for download at CWH’s website, www.cwhreit.com.  CWH’s website is not incorporated as part of this press release.

CommonWealth REIT is a real estate investment trust which primarily owns office properties located throughout the United States.  CWH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of CWH’s operating results and financial condition and for an explanation of CWH’s calculation of FFO and Normalized FFO and a reconciliation of net income attributable to CommonWealth REIT to those amounts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER CWH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, CWH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT CWH HAS ENTERED INTO AGREEMENTS TO SELL PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THESE TRANSACTIONS MAY NOT OCCUR OR MAY BE DELAYED OR THE TERMS MAY CHANGE, AND

•                  THIS PRESS RELEASE STATES THAT CWH INTENDS TO SELL IN 2013 THE REMAINING PROPERTIES NOT ALREADY SOLD THAT ARE CLASSIFIED AS HELD FOR SALE AS OF MARCH 31, 2013.  HOWEVER, CWH MAY BE UNABLE TO SELL SOME OR ALL OF THESE PROPERTIES IN 2013 OR EVER.

THE INFORMATION CONTAINED IN CWH’S FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN CWH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM CWH’S FORWARD LOOKING STATEMENTS.  CWH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, CWH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

CommonWealth REIT

Condensed Consolidated Statements of Operations, Funds from Operations and

Normalized Funds from Operations

(amounts in thousands)

(unaudited)

	Quarter Ended March 31,
	2013	2012

Rental income	$275,048	$243,378

Expenses:
Operating expenses	109,659	97,236
Depreciation and amortization	66,523	58,019
General and administrative	17,266	11,536
Acquisition related costs	628	2,502
Total expenses	194,076	169,293

Operating income	80,972	74,085

Interest and other income	458	285
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $629 and $746, respectively)	(52,344)	(49,106)
Loss on early extinguishment of debt	(60,027)	(67)
Equity in earnings of investees	4,262	2,958
Gain on sale of equity investment	66,293	-
Income from continuing operations before income tax expense	39,614	28,155
Income tax expense	(988)	(492)
Income from continuing operations	38,626	27,663
Discontinued operations:
Loss from discontinued operations	(1,912)	(3,089)
Loss on asset impairment from discontinued operations	(3,946)	-
Gain on sale of properties from discontinued operations	1,260	-
Income before gain on sale of properties	34,028	24,574
Gain on sale of properties	1,596	-
Net income	35,624	24,574
Net income attributable to noncontrolling interest in consolidated subsidiary	(9,957)	(894)
Net income attributable to CommonWealth REIT	25,667	23,680
Preferred distributions	(11,151)	(13,823)
Net income available for CommonWealth REIT common shareholders	$14,516	$9,857

Amounts attributable to CommonWealth REIT common shareholders:
Income from continuing operations	$19,114	$12,946
Loss from discontinued operations	(1,912)	(3,089)
Loss on asset impairment from discontinued operations	(3,946)	-
Gain on sale of properties from discontinued operations	1,260	-
Net income	$14,516	$9,857

CommonWealth REIT

Condensed Consolidated Statements of Operations, Funds from Operations and

Normalized Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2013	2012
Calculation of FFO:(1)
Net income attributable to CommonWealth REIT	$25,667	$23,680
Plus: depreciation and amortization from continuing operations	66,523	58,019
Plus: depreciation and amortization from discontinued operations	-	3,332
Plus: loss on asset impairment from discontinued operations	3,946	-
Plus: FFO from investees	4,742	5,356
Plus: net income attributable to noncontrolling interest	9,957	894
Less: FFO attributable to noncontrolling interest	(12,889)	(1,062)
Less: gain on sale of properties	(1,596)	-
Less: gain on sale of properties from discontinued operations	(1,260)	-
Less: equity in earnings of investees	(4,262)	(2,958)
FFO attributable to CommonWealth REIT	90,828	87,261
Less: preferred distributions	(11,151)	(13,823)
FFO available for CommonWealth REIT common shareholders	$79,677	$73,438

Calculation of Normalized FFO:(1)
FFO attributable to CommonWealth REIT	$90,828	$87,261
Plus: acquisition related costs from continuing operations	628	2,502
Plus: normalized FFO from investees	4,747	5,367
Plus: loss on early extinguishment of debt from continuing operations	60,027	67
Plus: average minimum rent from direct financing lease	329	329
Plus: FFO attributable to noncontrolling interest	12,889	1,062
Less: normalized FFO attributable to noncontrolling interest	(13,123)	(1,062)
Less: FFO from investees	(4,742)	(5,356)
Less: interest earned from direct financing lease	(313)	(393)
Less: gain on sale of equity investment	(66,293)	-
Normalized FFO attributable to CommonWealth REIT	84,977	89,777
Less: preferred distributions	(11,151)	(13,823)
Normalized FFO available for CommonWealth REIT common shareholders	$73,826	$75,954

Weighted average common shares outstanding – basic	94,154	83,722

Weighted average common shares outstanding – diluted(2)	101,452	91,020

Per common share:
Income from continuing operations attributable to CommonWealth REIT common shareholders – basic and diluted	$0.20	$0.15
Loss from discontinued operations attributable to CommonWealth REIT common shareholders – basic and diluted	$(0.05)	$(0.04)
Net income available for CommonWealth REIT common shareholders – basic and diluted	$0.15	$0.12
FFO available for CommonWealth REIT common shareholders – basic	$0.85	$0.88
FFO available for CommonWealth REIT common shareholders – diluted	$0.85	$0.87
Normalized FFO available for CommonWealth REIT common shareholders – basic	$0.78	$0.91
Normalized FFO available for CommonWealth REIT common shareholders – diluted	$0.78	$0.90

CommonWealth REIT

Condensed Consolidated Statements of Operations, Funds from Operations and

Normalized Funds from Operations (continued)

(amounts in thousands)

(unaudited)

(1)     CWH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, loss on asset impairment, net income attributable to noncontrolling interest and FFO from equity investees, excluding any gain or loss on sale of properties, earnings from equity investees and FFO attributable to noncontrolling interest.  CWH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because CWH excludes acquisition related costs, gain from sale of equity investment, loss on early extinguishment of debt, the difference between average minimum rent and interest earned from CWH’s direct financing lease and the difference between FFO and Normalized FFO from equity investees and noncontrolling interest.  CWH considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, net income attributable to CommonWealth REIT, net income available for CommonWealth REIT common shareholders, operating income and cash flow from operating activities. CWH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of CWH’s operating performance between periods and between CWH and other REITs.  FFO and Normalized FFO are among the factors considered by CWH’s Board of Trustees when determining the amount of distributions to CWH’s shareholders.  Other factors include, but are not limited to, requirements to maintain CWH’s status as a REIT, limitations in CWH’s revolving credit facilities and term loan agreements and public debt covenants, the availability of debt and equity capital to CWH, CWH’s cash available for distribution, CWH’s expectation of its future capital requirements and operating performance, and CWH’s expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to CommonWealth REIT, net income available for CommonWealth REIT common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of CWH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of CWH’s needs.  CWH believes that FFO and Normalized FFO may facilitate an understanding of its consolidated historical operating results.  These measures should be considered in conjunction with net income, net income attributable to CommonWealth REIT, net income available for CommonWealth REIT common shareholders, operating income and cash flow from operating activities as presented in CWH’s Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than CWH does.

(2)   As of March 31, 2013, CWH’s 15,180 outstanding series D preferred shares were convertible into 7,298 common shares.  The effect of a conversion of CWH’s series D convertible preferred shares on income from continuing operations available for CommonWealth REIT common shareholders per share is anti-dilutive to income, but dilutive to FFO and Normalized FFO for most periods presented.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders, diluted Normalized FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended March 31,
	2013	2012

Net income available for CommonWealth REIT common shareholders	$14,516	$9,857
Add - Series D convertible preferred distributions	6,167	6,167
Net income available for CommonWealth REIT common shareholders – diluted	$20,683	$16,024

FFO available for CommonWealth REIT common shareholders	$79,677	$73,438
Add - Series D convertible preferred distributions	6,167	6,167
FFO available for CommonWealth REIT common shareholders – diluted	$85,844	$79,605

Normalized FFO available for CommonWealth REIT common shareholders	$73,826	$75,954
Add - Series D convertible preferred distributions	6,167	6,167
Normalized FFO available for CommonWealth REIT common shareholders – diluted	$79,993	$82,121

Weighted average common shares outstanding – basic	94,154	83,722
Effect of dilutive Series D preferred shares	7,298	7,298
Weighted average common shares outstanding – diluted	101,452	91,020

CommonWealth REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	March 31,	December 31,
	2013	2012
ASSETS
Real estate properties:
Land	$1,548,225	$1,531,416
Buildings and improvements	6,441,544	6,297,993
	7,989,769	7,829,409
Accumulated depreciation	(1,047,697)	(1,007,606)
	6,942,072	6,821,803
Properties held for sale	159,501	171,832
Acquired real estate leases, net	416,763	427,756
Equity investments	11,394	184,711
Cash and cash equivalents	48,692	102,219
Restricted cash	14,723	16,626
Rents receivable, net of allowance for doubtful accounts of $9,962	267,733	253,394
Other assets, net	221,790	211,293
Total assets	$8,082,668	$8,189,634

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$135,000	$297,000
SIR revolving credit facility	238,000	95,000
Senior unsecured debt, net	2,304,229	2,972,994
Mortgage notes payable, net	980,985	984,827
Liabilities related to properties held for sale	1,994	2,339
Accounts payable and accrued expenses	155,993	194,184
Assumed real estate lease obligations, net	66,576	69,304
Rent collected in advance	34,703	35,700
Security deposits	23,822	23,860
Due to related persons	14,636	12,958
Total liabilities	3,955,938	4,688,166

Shareholders’ equity:
Shareholder’s equity attributable to CommonWealth REIT:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Series E preferred shares; 7 1/4% cumulative redeemable on or after May 15, 2016; 11,000,000 shares issued and outstanding, aggregate liquidation preference $275,000	265,391	265,391
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 118,304,068 and 83,804,068 shares issued and outstanding, respectively	1,183	838
Additional paid in capital	4,212,082	3,585,400
Cumulative net income	2,412,567	2,386,900
Cumulative other comprehensive income	2,577	565
Cumulative common distributions	(2,993,520)	(2,972,569)
Cumulative preferred distributions	(540,518)	(529,367)
Total shareholders’ equity attributable to CommonWealth REIT	3,728,032	3,105,428
Noncontrolling interest in consolidated subsidiary	398,698	396,040
Total shareholders’ equity	4,126,730	3,501,468
Total liabilities and shareholders’ equity	$8,082,668	$8,189,634

(END)